Exhibit 10.5

NGM BIOPHARMACEUTICALS, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

NGM Biopharmaceuticals, Inc. (the “Company”) has awarded to Participant the number of restricted stock units under its 2018 Equity Incentive Plan (the “Plan”) set forth below (the “Award”).

Participant:

Date of Grant:

Number of Restricted Stock Units (“RSUs”):

Vesting Commencement Date:

Vesting Schedule	Subject to the Participant’s Continuous Service through each applicable vesting date, the Award will vest as follows:

Participant Acknowledgements: By Participant’s acceptance of this Award, Participant understands and agrees that the Award is governed by this Restricted Stock Unit Grant Notice (this “Grant Notice”), and the provisions of the Plan and the attached RSU Terms and Conditions (the “Terms”), all of which are made a part of this document. The Grant Notice and the Terms are collectively referred to as the “Award Agreement” applicable to the Award. Participant further acknowledges that the Award comprises the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Participant and Common Stock previously issued to Participant.

Participant further consents to receive Plan documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

NGM BIOPHARMACEUTICALS, INC.		PARTICIPANT

By:
	Signature	Signature

Title:	Date:

Date:

RSU TERMS AND CONDITIONS

1. GENERAL. These RSU Terms and Conditions (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by NGM Biopharmaceuticals, Inc. (the “Company”), and are incorporated by reference in the Restricted Stock Unit Grant Notice (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is sometimes referred to as “Participant.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Date of Grant”. The Award has been granted to Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to Participant. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award. Capitalized terms are defined in the Plan if not defined in the Award Agreement.

2. GRANT OF THE AWARD. This Award represents Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to satisfaction of the vesting conditions set forth therein (the “RSUs”). Any additional RSUs that become subject to the Award pursuant to Capitalization Adjustments as set forth in the Plan, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs covered by the Award.

3. DIVIDENDS. Participant will receive no benefit or adjustment to the Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to Participant in connection with the Award after such shares have been delivered.

4. DATE OF ISSUANCE. To the extent the Award is exempt from application of Section 409A of the Code and any state law of similar effect, the Company will deliver to Participant a number of shares of Common Stock equal to the number of vested RSUs subject to the Award that relate to those vested RSUs on the applicable vesting date(s), or if such date is not a business day, such delivery date shall instead fall on the next following business day (the “Original Distribution Date”). Notwithstanding the foregoing, in the event that Participant is prohibited from selling shares of Common Stock in the public market on the scheduled delivery date by the Company’s insider trading policy or otherwise, and the Company elects not to satisfy its tax withholding obligations by: (i) withholding shares from Participant’s distribution, (ii) withholding from payroll or other amounts payable to Participant, or (iii) permitting Participant to provide for a cash payment of such amounts, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day when Participant is not prohibited from selling shares of Common Stock in the open market, but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the shares covered by the Award vest. Delivery of the shares in settlement of the Award is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. However, if and to the extent the Award is subject to a deferral election that complies with Section 409A of the Code, the provisions of the Plan and such deferral election will govern the timing of delivery of the shares in settlement of the Award in lieu of the provisions in this Award Agreement.

5. TRANSFERABILITY. Except as otherwise provided in the Plan, the Option is not transferable, except by will or by the laws of descent and distribution.

1.

6. RESPONSIBILITY FOR TAXES.

(a) By accepting the Award, Participant agrees that the Company or an Affiliate may satisfy any applicable tax withholding obligations for Tax-Related Items at its sole election as provided in Section 8 of the Plan. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Neither the Company nor any Affiliates make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, and are under no obligation to structure the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges that, regardless of any action the Company or any Affiliate takes with respect to any or all Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or an Affiliate. In the event that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. Participant further acknowledges and agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from the Award.

7. NOTICES. Any notice or request required or permitted in the plan or this Award Agreement (including any attachments) will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to Participant at the address as on file with the Company at the time notice is given.

8. GOVERNING PLAN DOCUMENT. The Award is subject to all the provisions of the Plan, including but not limited to the general provisions in Section 9 of the Plan, and the provisions in Section 10 of the Plan regarding the impact of certain transactions on the Award. The Award is further subject to all interpretations, amendments, rules and regulations, which may be adopted from time to time, pursuant to the Plan. If there is any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

9. GOVERNING LAW. The interpretation, performance and enforcement of this Award Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

2.